UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2015

CAROLINA BANK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 288-1898

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2015, the Company entered into an employment agreement with John Richard Spiker II as Executive Vice President and Senior Loan Officer of Carolina Bank. The employment agreement provides that Mr. Spiker will receive an annual base salary of $172,500 and will be entitled to certain other benefits and perquisites commensurate with his position.

The employment agreement has an initial term of three years and automatically renews for extension terms of one year following expiration of the initial term, unless terminated earlier by either party in accordance with the terms of the contract. An annual review will be conducted of the annual base salary under the agreement.

The employment agreement also provides a lump sum benefit equal to two times Mr. Spiker’s then-current base salary in the event he is terminated without cause or if he terminates his employment for “Good Reason” (as defined in the agreement). In such event, Mr. Spiker is also entitled to reimbursement for the cost associated with continuation of his group health and/or dental insurance coverage for a period of up to twelve months, subject to certain limitations and requirements.

In the event that Mr. Spiker is terminated without cause or if he terminates his employment for “Good Reason” (as defined in the agreement) within twenty-four months following a change in control of the Company, the employment agreement provides that he will be entitled to a lump sum payment equal to 2.99 times his “base amount” (as defined in Section 280G(b)(3)(A) of the Internal Revenue Code) and reimbursement for the cost associated with continuation of his group health and/or dental insurance coverage for a period of up to twelve months, subject to certain limitations and requirements.

The employment agreement also contains non-competition and non-solicitation provisions and confidentiality provisions.

This description of the employment agreement is qualified in its entirety by reference to the text of the full employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits .

10.1	Employment Agreement with Richard Spiker II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

	By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: March 10, 2015